FILED NOVEMBER 14, 2003

                              CERTIFICATE OF MERGER
                                   (Delaware)

                                       of

                            Gold Bond Resources, Inc.
                           (a Washington corporation)

                                      into

                              EnerTeck Corporation
                            (a Delaware corporation)

                                     *******

         Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation has executed the following Certificate of
Merger:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                               STATE OF INCORPORATION

         Gold Bond Resources, Inc.          Washington
         EnerTeck Corporation               Delaware

SECOND: That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is EnerTeck Corporation, a Delaware corporation.

FOURTH:  That the  Certificate  of  Incorporation  of  EnerTeck  Corporation,  a
         Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 10701 Corporate Drive, Suite 150, Stafford, Texas 77477.

SIXTH: That a copy of the Plan of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                             Par Value Per Share
                                                             Or Statement That
                                                             Shares Are Without
Corporation                 Class        Number of  Shares   Par Value
-----------                 -----        ---------  ------   ---------

Gold Bond Resources, Inc.   Common       100,000,000           $.001
a Washington corporation    Preferred     10,000,000           $.001

EIGHTH: That this Certificate of Merger shall be effective on November 24, 2003 at the hour of 9:00 a.m., EST.

         IN  WITNESS  WHEREOF,   said  surviving  corporation  has  caused  this
certificate to be signed by an authorized officer, the 14th day of November, 2003.

                                         EnerTeck Corporation,
                                         a Delaware corporation

                                         By: /s/ Parrish B. Ketchmark
                                             -----------------------------------
                                             Parrish B. Ketchmark,
                                             President

                              CERTIFICATE OF MERGER
                                   (Delaware)

                                       of

                            Gold Bond Resources, Inc.
                           (a Washington corporation)

                                      into

                              EnerTeck Corporation
                            (a Delaware corporation)

                                  Prepared by:

                               David M. Kaye, Esq.
                       Danzig Kaye Cooper Fiore & Kay, LLP
                                30A Vreeland Road
                       Florham Park, New Jersey 07932-0333
                               Tel: (973) 443-0600
                               Fax: (973) 443-0609